EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement of our reports dated March 6, 2015, relating to the consolidated financial statements, the effectiveness of Biolase, Inc.’s internal control over financial reporting, and consolidated financial statement schedule of Biolase, Inc. (the “Company”) appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014.

/s/ BDO USA, LLP

Costa Mesa, California

May 11, 2015